                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                       1996 NON-EMPLOYEE DIRECTOR PLAN OF
                       BILLING INFORMATION CONCEPTS CORP.


         1. Purpose. The purpose of this Plan is to advance the interests of Billing Information Concepts Corp., a Delaware corporation (the "Company"), by providing an additional incentive to attract and retain qualified and competent directors, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         2. Definitions. As used herein, the following terms shall have the meanings indicated:

         (a) "Board" shall mean the Board of Directors of Billing Information Concepts Corp.

         (b) "Committee" shall mean the committee, if any, appointed by the Board pursuant to Section 11 hereof.

         (c) "Date of Grant" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4 hereof.

         (d) "Director" shall mean a member of the Board or a member of the board of directors of a Parent on the date of adoption of the Plan.

         (e) "Eligible Person(s)" shall mean those persons who are Directors of the Company or a Parent other than U.S. Long Distance Corp. and who are not employees of the Company or a Subsidiary.

         (f) "Fair Market Value" of a Share on any date of reference shall be the closing price on such date, or, if such date is not a business day, the business day immediately preceding such date. For this purpose, the closing price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sales price of the Shares on such exchange, as reported in any newspaper of general circulation, (ii) if actual transactions in the Shares are included in the Nasdaq National Market or are reported on a consolidated transaction reporting system, the closing sales price of the Shares on such system, (iii) if Shares are otherwise quoted on the Nasdaq system, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Shares on such system, and (iv) if none of clause (i), (ii) or
(iii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five (5) of the ten (10) preceding trading days.

         (g) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

         (h) "Nonqualified Stock Option" shall mean an option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         (i) "Option" shall mean any option granted under Section 4 of this Plan.

         (j) "Optionee" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person under this Plan by reason of the death of such person.

         (k) "Parent" shall mean a parent corporation of the Company as defined in Section 424(e) of the Code and U.S. Long Distance Corp.

         (l) "Plan" shall mean this 1996 Non-Employee Director Plan of Billing Information Concepts Corp.

         (m) "Prior Plan" shall mean the 1993 Non-Employee Director Plan of U.S. Long Distance Corp.

         (n) "Share(s)" shall mean a share or shares of the common stock, par value one cent ($0.01) per share, of the Company.

         (o) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

         3. Shares and Options. The maximum number of Shares to be issued pursuant to Options under this Plan shall be FOUR HUNDRED THOUSAND (400,000) Shares. Shares issued pursuant to Options granted under this Plan may be issued from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire or be cancelled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. Any Option granted hereunder shall be a Nonqualified Stock Option.

         4. Automatic Grant of Options. (a) Options shall automatically be granted to Directors as provided in this Section 4. Each Option shall be evidenced by an option agreement (an "Option Agreement") and shall contain such terms as are not inconsistent with this Plan or any applicable law. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

         (b) The Options automatically granted to Directors under this Plan shall be in addition to regular director's fees and other benefits with respect to the Director's position with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continue to serve as a Director.

         (c)  Options shall be automatically granted as follows:

                 (i) Each Director who holds one or more unexercised options under the Prior Plan (an "Unexercised Option") will automatically receive an Option for such number of Shares as is equal to the number of shares of U.S. Long Distance Corp. common stock, $.01 per share, subject to his Unexercised Options. Each such Option will vest at the same time that his Unexercised Options vest (assuming that his Unexercised Options remain outstanding and exercisable);

                 (ii) Each Director who is an Eligible Person on August 21, 1996 shall automatically receive an Option for THIRTY THOUSAND (30,000) Shares on August 21, 1996, and, thereafter, each Director who is an Eligible Person shall automatically receive an Option for THIRTY THOUSAND (30,000) Shares on the date such Eligible Person is initially appointed or elected a Director of the Company, and such Options shall vest as to TEN THOUSAND (10,000) Shares on each of the first three anniversaries of the Date of Grant;

                 (iii) If the initial term of a Director who is an Eligible Person expires in 1997, such Eligible Person shall receive on August 21, 1996, an additional Option for TEN THOUSAND (10,000) Shares, and such Option for TEN THOUSAND (10,000) Shares shall vest on the date of the next annual meeting of stockholders of the Company following such grant; and, if the initial term of a Director who is an Eligible Person expires in 1998, such Eligible Person shall receive on August 21, 1996, an additional Option for TWENTY THOUSAND (20,000) Shares, and such Option shall vest as to TEN THOUSAND (10,000) Shares on each of the next two dates of the annual meeting of stockholders of the Company following such grant; and

                 (iv) Each Director who is an Eligible Person will receive, on the first business date after the date of each annual meeting of stockholders of the Company at which such Director is reelected to the Board of Directors of the Company, an option to purchase THIRTY THOUSAND (30,000) Shares, and such Option shall vest as to TEN THOUSAND (10,000) Shares on each of the first three anniversaries of the Date of Grant.

                 For purposes of Section 4(c)(i), a Director's service with a Parent shall be considered service with the Company.

         (d) Any Option that may be granted pursuant to subparagraph (c) of this Section 4 prior to the approval of this Plan by the stockholders of the Company may be exercised on or after the Date of Grant subject to the approval of this Plan by the stockholders of the Company within twelve (12) months after the effective date of this Plan. If any Optionee exercises an Option prior to such stockholder approval, the Optionee must tender the exercise price at the time of exercise and the Company shall hold the Shares to be issued pursuant to such exercise until the stockholders approve this Plan. If this Plan is approved by the stockholders, the Company shall issue and deliver the Shares as to which the Option has been exercised. If this Plan is not approved by the stockholders, the Company shall return the exercise price to the Optionee.

         (e) Except for the automatic grants of Options under subparagraph (c) of this Section 4, no Options shall otherwise be granted hereunder, and neither the Board nor the Committee, if any, shall have any discretion with respect to the grant of Options within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule.

         5. Option Price. (a) The Option price per Share of any Option granted pursuant to paragraph 4(c)(i) of this Plan shall equal the product of
(1) the exercise price of the related Unexercised Option multiplied by (2) the ratio of (A) the average of the closing sales price per share of the Shares on the Nasdaq National Market for each of ten consecutive trading days beginning with and including the date on which Parent distributes the outstanding Shares to the holders of the common stock of Parent to (B) the sum of (y) the dollar amount determined under clause A above, plus (z) the average of the closing sales price per share of the common stock of Parent on the Nasdaq National Market for each of ten consecutive trading days beginning with and including the date on which Parent distributes the outstanding Shares to the holders of the common stock of Parent. (b) Except as described by subparagraph 5(a) above, the Option price per Share of any Option granted pursuant to this Plan shall be one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

         6. Exercise of Options. Options may be exercised at any time after the date on which the Options, or any portion thereof, are vested until the Option expires pursuant to Section 7; provided, however, that no Option shall be exercisable prior to six (6) months from the Date of Grant. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option Agreement, (ii) full payment of the aggregate Option price of the Shares as to which the Option is exercised has been made and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company to withhold in accordance with applicable federal or state income tax withholding requirements. Pursuant to procedures approved by the Committee, tax withholding requirements, at the option of an Optionee, may be met by withholding Shares otherwise deliverable to the Optionee upon the exercise of an Option. Unless further limited by the Committee in any Option Agreement, the Option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Option Agreement or otherwise permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Shares are received by the Company.

         7. Termination of Option Period. The unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

         (a) with respect to Options granted automatically pursuant to Section 4(c), thirty (30) days after the date that an Optionee ceases to be a Director (including for this purpose a Director of a Parent) regardless of the reason therefor other than as a result of such termination by death of the Optionee;

         (b) with respect to Options granted automatically pursuant to Section 4(c), (y) one (1) year after the date than an Optionee ceases to be a Director (including for this purpose a Director of a Parent) by reason of death of the Optionee or (z) six (6) months after the Optionee shall die if that shall occur during the thirty-day period described in Subsection 7(a); or

         (c)  the sixth (6th) anniversary of the Date of Grant of the Option.

         8. Adjustment of Shares. (a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                 (i) appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned under this Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                 (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

         In addition, the Committee shall make such adjustments in the Option price and the number of shares covered by outstanding Options that are required to prevent dilution or enlargement of the rights of the holders of such Options that would otherwise result from any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, issuance of rights, spin-off or any other change in capital structure of the Company.

         (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

         (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         9. Transferability of Options. Each Option Agreement shall provide that such Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and that, so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise the related Option.

         10. Issuance of Shares. No person shall be, or have any of the rights or privileges of, a stockholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of this Plan, any Option Agreement or any law or regulation, including, but not limited to, the following:

                 (i) A representation, warranty or agreement by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of such Shares; and

                 (ii) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         Share certificates issued to an Optionee who is a party to any stockholder agreement or a similar agreement shall bear the legends contained in such agreements.

         11. Administration of the Plan. (a) This Plan shall be administered by a stock option committee (the "Committee") consisting of not fewer than two (2) members of the Board; provided, however, that if no Committee is appointed, the Board shall administer this Plan and in such case all references to the Committee shall be deemed to be references to the Board. The Committee shall have all of the powers of the Board with respect to this Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board, and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The determinations and the interpretation and construction of any provision of this Plan by the Committee shall be final and conclusive.

         (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the written approval of a majority of the members of the Committee.

         (d) This Plan is intended and has been drafted to comply with Rule 16b-3, as amended, under the Securities Exchange Act of 1934, as amended. If any provision of this Plan does not comply with Rule 16b-3, as amended, this Plan shall be automatically amended to comply with Rule 16b-3, as amended.

         12. Interpretation. (a) If any provision of this Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

         (b) THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE EXCEPT TO THE EXTENT SUPERSEDED BY THE LAWS OF THE UNITED STATES OR THE PROPERTY LAWS OF ANY STATE.

         (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine or neuter gender shall be a reference to such other gender as is appropriate.

         13. Section 83(b) Election. If as a result of exercising an Option an Optionee receives Shares that are subject to a "substantial risk of forfeiture" and are not "transferable" as those terms are defined for purposes of Section 83(a) of the Code, then such Optionee may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Shares are transferred to such Optionee, the excess of the Fair Market Value of such Shares at the time of transfer (determined without regard to any restriction other than one which by its terms will never lapse), over the amount paid for the Shares. If the Optionee makes the Section 83(b) election described above, the Optionee shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Company with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to such withholding as the Committee may reasonably require in its sole and absolute discretion.

         14. Effective Date and Termination Date. This Plan is adopted as of July 10, 1996, but shall become effective upon effectiveness of the Company's Form 10 Registration Statement filed under the Securities Exchange Act of 1934, as amended. The effective date of any amendment to the Plan is the date on which the Board adopted such amendment; provided, however, if this Plan is not approved by the stockholders of the Company within twelve (12) months after the effective date, then, in such event, this Plan and all Options granted pursuant to this Plan shall be null and void. This Plan shall terminate on July 10, 2006, and any Option outstanding on such date will remain outstanding until it has either expired or has been exercised.